EXHIBIT 99.2

RISK FACTORS

   You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference in this prospectus, including our consolidated financial statements and related notes.

Risks Relating to Our Business

We have a history of losses and may never achieve or sustain profitability and may not continue as a going concern.

   We have never been profitable and may never become profitable. Since our incorporation in 1998, we have experienced operating losses and negative cash flows for each quarterly and annual period. As of October 31, 2003, we had incurred losses since our incorporation resulting in an accumulated deficit of approximately $422 million. During the fiscal quarter ended October 31, 2003, we had a net loss of approximately $3.4 million. The audit report from KPMG LLP, our independent auditors, relating to our fiscal year 2003 financial statements contains an explanatory paragraph that states that our recurring losses from operations since inception and accumulated deficit, as well as other factors, raise substantial doubt about our ability to continue as a going concern. We anticipate that we will continue to incur net losses in the future. We also have significant fixed commitments, including with respect to real estate, bandwidth commitments, machinery and equipment leases. As a result, we can give no assurance that we will achieve profitability or be capable of sustaining profitable operations. If we are unable to reach and sustain profitability, we risk depleting our working capital balances and our business may not continue as a going concern.

If our available cash is not sufficient to fund our needs, we may need to obtain additional financing, which may not be available on favorable terms, or at all.

   As of October 31, 2003, we had approximately $2.9 million of cash and cash equivalents and a working capital deficit of approximately $14.8 million. If we do not complete this offering, or if we do complete this offering and then use a significant portion of the net proceeds we receive to acquire a company, technology or product, we may need to raise additional capital through various other equity or debt financings.

   Our projections for cash usage are based on a number of assumptions, including:

•	our ability to retain customers in light of market uncertainties and our uncertain future;

•	our ability to collect accounts receivables in a timely manner;

•	our ability to effectively integrate recent acquisitions and realize forecasted cash savings; and

•	our ability to achieve other expected cash expense reductions.

Further, our projected use of cash and business results could be affected by continued market uncertainties, including delays or restrictions in information technology spending by customers or potential customers and any merger or acquisition activity.

   In recent years, we have generally financed our operations with proceeds from selling shares of our stock and borrowing funds. There can be no assurance that additional financing will be available on favorable terms, or at all. In addition, even if we find outside funding sources, we may be required to issue securities with greater rights than those currently possessed by holders of our common stock. We may also be required to take other actions that may lessen the value of our common stock or dilute our common stockholders, including borrowing money on terms that are not favorable to us or issuing additional equity securities. If we are required to raise money in the future and we experience difficulties doing so, our business and liquidity will be materially adversely affected.

Our financing agreement with Silicon Valley Bank includes various covenants and restrictions that may negatively affect our liquidity and our ability to operate and manage our business.

   As of October 31, 2003, we owed Silicon Valley Bank approximately $9.3 million under our accounts receivable financing agreement. The accounts receivable financing agreement generally restricts or limits, among other things, our ability to:

•	create or incur indebtedness;

•	sell, or permit any lien or security interest in, any of our assets;

•	enter into or permit any material transaction with any of our affiliates;

•	merge or consolidate with any other party, or acquire all or substantially all of the capital stock or property of another party, unless, among other things, the other party is in the same, or a similar line of business as us;

•	relocate our principal executive office or add any new offices or business locations;

•	change our state of formation;

•	change our legal name;

•	make investments;

•	pay dividends or make any distribution or payment or redeem, retire or purchase our capital stock; and

•	make or permit any payment on subordinated debt or amend any provision in any document relating to any subordinated debt.

Further, the accounts receivable financing agreement requires that we maintain EBITDA of at least $1.00 for the quarter ended October 31, 2003 and for each subsequent quarter. The agreement defines EBITDA as earnings before interest, taxes, depreciation and amortization in accordance with generally accepted accounting principles and excluding acquisition-related costs and one-time extraordinary charges.

   If we breach our accounts receivable financing agreement with Silicon Valley Bank, a default could result. A default, if not waived, could result in, among other things, us not being able to borrow additional amounts from Silicon Valley Bank and all or a portion of our outstanding amounts may become due and payable on an accelerated basis, which would adversely affect our liquidity and our ability to manage our business.

Our limited operating history with our current operating structure makes it difficult for us and our investors to evaluate our past performance and future prospects.

   We have completed a number of acquisitions since December 2002. Until a significant period of time elapses, it will be difficult to determine if we correctly valued these acquired businesses or adequately anticipated all of the demands that our growth will impose on our personnel, procedures and structures, including our financing and reporting control systems and management structure. Our limited operating history with our current structure makes it very difficult for you and us to evaluate or predict our ability to, among other things, retain customers, generate and sustain a revenue base sufficient to meet our operating expenses, and achieve and sustain profitability.

A significant portion of our revenue comes from one customer and, if we lost this customer, it would have a significant adverse impact on our business results and cash flows.

   The New York State Department of Labor represented approximately 21% of our consolidated revenue for the fiscal year ended July 31, 2003 and 15% for the fiscal quarter ended October 31, 2003. The New York State Department of Labor has been a long-term customer of ours, but there can be no assurance that we will be able to retain this customer. Further, there can be no assurance that we will be able to maintain the same level of service to this customer or that our revenue from this customer will not decline or suffer a material reduction in future periods. The New York State Department of Labor is not obligated under our agreement to buy a minimum amount of services from us or designate us as its sole supplier of any particular service. This contract with The New York State Department of Labor, and its funding allowance, expires in June 2005. Further, The New York State Department of Labor has the right to terminate this contract at any time by providing us with 60 days notice. If we were to lose this customer or suffer a material reduction in the revenue generated from this customer, it would have a significant adverse impact on our business results and cash flows.

Atlantic Investors may have interests that conflict with the interests of our other stockholders and as our majority stockholder, can prevent new and existing investors from influencing significant corporate decisions.

   Atlantic Investors owns approximately 72% of our outstanding capital stock as of December 31, 2003. Following completion of this offering, Atlantic Investors will own approximately 55% of our outstanding capital stock. In addition, Atlantic Investors holds a note in the principal amount of $3.0 million due upon the earlier to occur of August 1, 2004, and five business days after our receipt of gross proceeds from a financing or a sale of assets of at least $13 million. Atlantic Investors, prior to and after the offering, has the power, acting alone, to elect a majority of our Board of Directors and has the ability to control our management and affairs and determine the outcome of any corporate action requiring stockholder approval, regardless of how our other stockholders may vote, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Under Delaware law, Atlantic Investors is able to exercise its voting power by written consent, without convening a meeting of the stockholders, which means that Atlantic Investors could effect a sale or merger of us without the consent of our other stockholders. Atlantic Investors’ ownership of a majority of our outstanding common stock may have the effect of delaying, deterring or preventing a change in control of us or discouraging a potential acquiror from attempting to obtain control of us, which in turn could adversely affect the market price of our common stock.

   Some of the members of our management group also serve as members of the management group of Atlantic Investors and its affiliates. As a result, these NaviSite officers and directors may face potential conflicts of interest and may be presented with situations in their capacity as our officers or directors that conflict with their fiduciary obligations to Atlantic Investors. Atlantic Investors may have interests that conflict with the interests of our other stockholders.

Acquisitions may result in disruptions to our business or distractions of our management due to difficulties in integrating acquired personnel and operations, and these integrations may not proceed as planned.

   Since December 2002, we have acquired ClearBlue Technologies Management, Inc., or CBTM, Avasta, Conxion, selected assets of Interliant and all of the shares of six wholly-owned subsidiaries of ClearBlue Technologies, Inc., or CBT, and assumed the revenues and expenses of four additional wholly-owned subsidiaries of CBT as of the date of acquisition. We intend to continue to expand our business through the acquisition of companies, technologies, products and services. Acquisitions involve a number of special problems and risks, including:

•	difficulty integrating acquired technologies, products, services, operations and personnel with the existing businesses;

•	diversion of management’s attention in connection with both negotiating the acquisitions and integrating the businesses;

•	strain on managerial and operational resources as management tries to oversee larger operations;

•	inability to retain and motivate management and other key personnel of the acquired businesses;

•	changes in management and key personnel of acquired businesses may harm relationships with the acquired businesses’ customers, suppliers and employees;

•	exposure to unforeseen liabilities of acquired companies;

•	potential costly and time-consuming litigation, including stockholder lawsuits;

•	potential issuance of securities in connection with an acquisition with rights that are superior to the rights of holders of our common stock, or which may have a dilutive effect on our common stockholders;

•	the need to incur additional debt or use cash; and

•	the requirement to record potentially significant additional future operating costs for the amortization of intangible assets.

   As a result of these problems and risks, businesses we acquire may not produce the revenues, earnings or business synergies that we anticipated, and acquired products, services or technologies might not perform as we expected. As a result, we may incur higher costs and realize lower revenues than we had anticipated. We may not be able to successfully address these problems and we cannot assure you that the acquisitions will be successfully identified and completed or that, if acquisitions are completed, the acquired businesses, products, services or technologies will generate sufficient revenue to offset the associated costs or other harmful effects on our business.

A failure to meet customer specifications or expectations could result in lost revenues, increased expenses, negative publicity, claims for damages and harm to our reputation and cause demand for our services to decline.

   Our agreements with customers require us to meet specified service levels for the services we provide. In addition, our customers may have additional expectations about our services. Any failure to meet customers’ specifications or expectations could result in:

•	delayed or lost revenue;

•	requirements to provide additional services to a customer at reduced charges or no charge;

•	negative publicity about us, which could adversely affect our ability to attract or retain customers; and

•	claims by customers for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by insurance policies and which may not be limited by contractual terms of our engagement.

Our ability to successfully market our services could be substantially impaired if we are unable to deploy new infrastructure systems and applications or if new infrastructure systems and applications deployed by us prove to be unreliable, defective or incompatible.

   We may experience difficulties that could delay or prevent the successful development, introduction or marketing of hosting and application management services in the future. If any newly introduced infrastructure systems and applications suffer from reliability, quality or compatibility problems, market acceptance of our services could be greatly hindered and our ability to attract new customers could be significantly reduced. We cannot assure you that new applications deployed by us will be free from any reliability, quality or compatibility problems. If we incur increased costs or are unable, for technical or other reasons, to host and manage new infrastructure systems and applications or enhancements of existing applications, our ability to successfully market our services could be substantially limited.

Any interruptions in, or degradation of, our private transit Internet connections could result in the loss of customers or hinder our ability to attract new customers.

   Our customers rely on our ability to move their digital content as efficiently as possible to the people accessing their Web sites and infrastructure systems and applications. We utilize our direct private transit Internet connections to major network providers, such as Level 3, Internap, WilTel and XO Communications, as a means of avoiding congestion and resulting performance degradation at public Internet exchange points. We rely on these telecommunications network suppliers to maintain the operational integrity of their networks so that our private transit Internet connections operate effectively. If our private transit Internet connections are interrupted or degraded, we may face claims by, or lose, customers, and our reputation in the industry may be harmed, which may cause demand for our services to decline.

If we are unable to maintain existing and develop additional relationships with software vendors, the sales and marketing of our service offerings may be unsuccessful.

   We believe that to penetrate the market for hosting and application management services we must maintain existing and develop additional relationships with industry-leading software vendors. We license or lease select software applications from software vendors, including IBM, Microsoft, Micromuse and Oracle. The loss of our ability to continually obtain and utilize any of these applications could substantially weaken our ability to provide services to our customers or require us to obtain substitute software applications that may be of lower quality or performance standards or at greater cost. In addition, because we generally license applications on a non-exclusive basis, our competitors may license and utilize the same software applications. In fact, many of the companies with which we have strategic relationships currently have, or could enter into, similar license agreements with our competitors or prospective competitors. We cannot assure you that software applications will continue to be available to us from software vendors on commercially reasonable terms. If we are unable to identify and license software applications that meet our targeted criteria for new application introductions, we may have to discontinue or delay introduction of services relating to these applications.

Our network infrastructure could fail, which would impair our ability to provide guaranteed levels of service and could result in significant operating losses.

   To provide our customers with guaranteed levels of service, we must operate our network infrastructure 24 hours a day, seven days a week without interruption. We must, therefore, protect our network infrastructure, equipment and customer files against damage from human error, natural disasters, unexpected equipment failure, power loss or telecommunications failures, terrorism, sabotage or other intentional acts of vandalism. Even if we take precautions, the occurrence of a natural disaster, equipment failure or other unanticipated problem at one or more of our data centers could result in interruptions in the services we provide to our customers. We cannot assure you that our disaster recovery plan will address all, or even most, of the problems we may encounter in the event of a disaster or other unanticipated problem. We have experienced service interruptions in the past, and any future service interruptions could:

•	require us to spend substantial amounts of money to replace equipment or facilities;

•	entitle customers to claim service credits or seek damages for losses under our service level guarantees;

•	cause customers to seek alternate providers; or

•	impede our ability to attract new customers, retain current customers or enter into additional strategic relationships.

Our dependence on third parties increases the risk that we will not be able to meet our customers’ needs for software, systems and services on a timely or cost-effective basis, which could result in the loss of customers.

   Our services and infrastructure rely on products and services of third-party providers. We purchase key components of our infrastructure, including networking equipment, from a limited number of suppliers, such as IBM, Cisco Systems and F5 Networks. There can be no assurance that we will not experience operational problems attributable to the installation, implementation, integration, performance, features or functionality of third-party software, systems and services. We cannot assure you that we will have the necessary hardware or parts on hand or that our suppliers will be able to provide them in a timely manner in the event of equipment failure. Our ability to obtain and continue to maintain the necessary hardware or parts on a timely basis could result in sustained equipment failure and a loss of revenue due to customer loss or claims for service credits under our service level guarantees.

Our decision to discontinue our practice of obtaining equipment under leases and subsequently renting the equipment to our customers may cause us to lose customers.

   We have discontinued our general practice of purchasing or leasing equipment and subsequently renting the equipment to our customers, although we continue to do so in limited circumstances. New customers and current customers seeking to renew their agreements will have to obtain equipment directly from equipment vendors. We may not be successful in attracting new customers who prefer to obtain equipment from their service providers. Current customers may seek a hosting provider who would also rent equipment directly to them to satisfy their equipment needs and may not renew their agreements with us. If we are unable to keep our current customers and attract new customers due to our discontinuation of leasing equipment, our business, financial condition and results of operations could be materially adversely affected.

We could be subject to increased operating costs, as well as claims, litigation or other potential liability, in connection with risks associated with Internet security and the security of our systems.

   A significant barrier to the growth of e-commerce and communications over the Internet has been the need for secure transmission of confidential information. Several of our infrastructure systems and application services utilize encryption and authentication technology licensed from third parties to provide the protections necessary to ensure secure transmission of confidential information. We also rely on security systems designed by third parties and the personnel in our network operations centers to secure those data centers. Any unauthorized access, computer viruses, accidental or intentional actions and other disruptions could result in increased operating costs. For example, we may incur additional significant costs to protect against these interruptions and the threat of security breaches or to alleviate problems caused by such interruptions or breaches. Further, we expect to continue to invest in and expend additional financial resources to equip our data centers with enhanced security measures. If a third party were able to misappropriate a consumer’s personal or proprietary information, including credit card information, during the use of an application solution provided by us, we could be subject to claims, litigation or other potential liability.

Third-party infringement claims against our technology suppliers, customers or us could result in disruptions in service, the loss of customers or costly and time-consuming litigation.

   We license or lease most technologies used in the infrastructure systems and application services that we offer. Our technology suppliers may become subject to third-party infringement or other claims and assertions, which could result in their inability or unwillingness to continue to license their technologies to us. We cannot assure you that third parties will not assert claims against us in the future or that these claims will not be successful. Any infringement claim as to our technologies or services, regardless of its merit, could result in delays in service, installation or upgrades, the loss of customers or costly and time-consuming litigation.

We may be subject to legal claims in connection with the information disseminated through our network, which could divert management’s attention and require us to expend significant financial resources.

   We may face potential direct and indirect liability for claims of defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials disseminated through our network. For example, lawsuits may be brought against us claiming that content distributed by some of our current or future customers may be regulated or banned. In these and other instances, we may be required to engage in protracted and expensive litigation that could have the effect of diverting management’s attention from our business and require us to expend significant financial resources. Our general liability insurance may not cover any of these claims or may not be adequate to protect us against all liability that may be imposed. In addition, on a limited number of occasions in the past, businesses, organizations and individuals have sent unsolicited commercial e-mails from servers hosted at our facilities to a number of people, typically to advertise products or services. This practice, known as “spamming,” can lead to statutory liability as well as complaints against service providers that enable such activities, particularly where recipients view the materials received as offensive. We have in the past received, and may in the future receive, letters from recipients of information transmitted by our customers objecting to such transmission. Although we prohibit our customers by contract from spamming, we cannot assure you that our customers will not engage in this practice, which could subject us to claims for damages.

If we fail to attract or retain key officers, management and technical personnel, our ability to successfully execute our business strategy or to continue to provide services and technical support to our customers could be adversely affected and we may not be successful in attracting new customers.

   We believe that attracting, training, retaining and motivating technical and managerial personnel, including individuals with significant levels of infrastructure systems and application expertise, is a critical component of the future success of our business. Qualified technical personnel are likely to remain a limited resource for the foreseeable future and competition for these personnel is intense. The departure of any of our executive officers, particularly Arthur P. Becker, our Chief Executive Officer and President, or core members of our sales and marketing teams or technical service personnel, would have negative ramifications on our customer relations and operations, including adversely affecting the stability of our infrastructure and our ability to provide the guaranteed service levels our customers expect. Any officer or employee can terminate his or her relationship with us at any time. In addition, we do not carry life insurance on any of our personnel. Over the past year, we have had significant reductions-in-force and a number of departures of several members of senior management. In the event future reductions or departures of employees occur, our ability to successfully execute our business strategy, or to continue to provide services to our customers or attract new customers, could be adversely affected.

The unpredictability of our quarterly results may cause the trading price of our common stock to fluctuate or decline.

   Our quarterly operating results may vary significantly from quarter-to-quarter and period-to-period as a result of a number of factors, many of which are outside of our control and any one of which may cause our stock price to fluctuate. The primary factors that may affect our operating results include the following:

•	reduction of market demand and/or acceptance of our services;

•	oversupply of data center space in the industry;

•	our ability to develop, market and introduce new services on a timely basis;

•	the length of the sales cycle for our services;

•	the timing and size of sales of our services, which depends on the budgets of our customers;

•	downward price adjustments by our competitors;

•	changes in the mix of services provided by our competitors;

•	technical difficulties or system downtime affecting the Internet or our hosting operations;

•	our ability to meet any increased technological demands of our customers; and

•	the amount and timing of costs related to our marketing efforts and service introductions.

   Due to the above factors, we believe that quarter-to-quarter or period-to-period comparisons of our operating results may not be a good indicator of our future performance. Our operating results for any particular quarter may fall short of our expectations or those of stockholders or securities analysts. In this event, the trading price of our common stock would likely fall.

Our common stock could be delisted from Nasdaq if we are unable to comply with Nasdaq’s continued listing requirements.

   Our common stock currently trades on the Nasdaq SmallCap Market. We will apply for quotation of our common stock on the Nasdaq National Market under the same trading symbol to be effective upon completion of this offering. If our common stock commences trading on the Nasdaq National Market, we must satisfy the continued listing requirements for that market. While we expect to comply with the Nasdaq National Market’s initial listing requirements upon completion of this offering, we cannot be sure that we will be able to maintain compliance with the continued listing requirements. A delisting of our common stock from the Nasdaq National Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by suppliers, customers and employees.

Risks Related to Our Industry

If the markets for outsourced information technology infrastructure and applications, Internet commerce and communication decline, there may be insufficient demand for our services and, as a result, our business strategy and objectives may fail.

   The increased use of the Internet for retrieving, sharing and transferring information among businesses and consumers is developing, and the market for the purchase of products and services over the Internet is still relatively new and emerging. Our industry has experienced periods of rapid growth, followed by a sharp decline in demand for products and services, which related to the failure in the last few years of many companies focused on developing Internet-related businesses. If acceptance and growth of the Internet as a medium for commerce and communication declines, our business strategy and objectives may fail because there may not be sufficient market demand for our hosting and application management services.

If we do not respond to rapid changes in the technology sector, we will lose customers.

   The markets for the technology-related services we offer are characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels and changing customer demands. We may not be able to adequately adapt our services or to acquire new services that can compete successfully. In addition, we may not be able to establish and maintain effective distribution channels. We risk losing customers to our competitors if we are unable to adapt to this rapidly evolving marketplace.

The market in which we operate is highly competitive and is likely to consolidate, and we may lack the financial and other resources, expertise or capability needed to capture increased market share or maintain market share.

   We compete in the hosting and application management services market. This market is rapidly evolving, highly competitive and likely to be characterized by over-capacity and industry consolidation. Our competitors may consolidate with one another or acquire software application vendors or technology providers, enabling them to more effectively compete with us. Many participants in this market have suffered significantly in the last several years. We believe that participants in this market must grow rapidly and achieve a significant presence to compete effectively. This consolidation could affect prices and other competitive factors in ways that would impede our ability to compete successfully in the hosting and application management services market.

   Further, our business is not as developed as that of many of our competitors. Many of our competitors have substantially greater financial, technical and market resources, greater name recognition and more established relationships in the industry. Many of our competitors may be able to:

•	develop and expand their network infrastructure and service offerings more rapidly;

•	adapt to new or emerging technologies and changes in customer requirements more quickly;

•	take advantage of acquisitions and other opportunities more readily; or

•	devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

We may lack the financial and other resources, expertise or capability needed to maintain or capture increased market share in this environment in the future. Because of these competitive factors and due to our comparatively small size and our lack of financial resources, we may be unable to successfully compete in the hosting and application management services market.

The emergence and growth of a market for our hosting and managed application services will be impaired if third parties do not continue to develop and improve Internet infrastructure.

   The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet. Any perceived degradation in the performance of the Internet as a means to transact business and communicate could undermine the benefits and market acceptance of our services. Consequently, the market for our services will be impaired if improvements are not made to the entire Internet infrastructure to alleviate overloading and congestion.

Difficulties presented by international economic, political, legal, accounting and business factors could harm our business in international markets.

   We operate a data center in the United Kingdom and revenue from our foreign operations accounted for approximately 6% of our total revenues during the first quarter of fiscal year 2004. Although we expect to focus most of our growth efforts in the United States, we may enter into joint ventures or outsourcing agreements with third parties, acquire complementary businesses or operations, or establish and maintain new operations outside of the United States. Some risks inherent in conducting business internationally include:

•	unexpected changes in regulatory, tax and political environments;

•	longer payment cycles and problems collecting accounts receivable;

•	geopolitical risks such as political and economic instability and the possibility of hostilities among countries;

•	reduced protection of intellectual property rights;

•	fluctuations in currency exchange rates;

•	ability to secure and maintain the necessary physical and telecommunications infrastructure;

•	challenges in staffing and managing foreign operations;

•	employment laws and practices in foreign countries; and

•	laws and regulations on content distributed over the Internet that are more restrictive than those currently in place in the United States.

Any one or more of these factors could adversely affect our contemplated future international operations and consequently, our business.

We may become subject to burdensome government regulation and legal uncertainties that could substantially harm our business or expose us to unanticipated liabilities.

   It is likely that laws and regulations directly applicable to the Internet or to hosting and managed application service providers may be adopted. These laws may cover a variety of issues, including user privacy and the pricing, characteristics and quality of products and services. The adoption or modification of laws or regulations relating to commerce over the Internet could substantially impair the growth of our business or expose us to unanticipated liabilities. Moreover, the applicability of existing laws to the Internet and hosting and managed application service providers is uncertain. These existing laws could expose us to substantial liability if they are found to be applicable to our business. For example, we provide services over the Internet in many states in the United States and elsewhere and facilitate the activities of our customers in such jurisdictions. As a result, we may be required to qualify to do business, be subject to taxation or be subject to other laws and regulations in these jurisdictions, even if we do not have a physical presence, employees or property in those states.

Risks Related to this Offering

The price of our common stock has been volatile, and may continue to experience wide fluctuations.

   Since January 2003, our common stock has closed as low as $1.02 per share and as high as $9.97 per share. The trading price of our common stock has been and may continue to be subject to wide fluctuations due to the risk factors discussed in this section and elsewhere in this prospectus. In addition, in recent years, the stock market has also experienced significant price and volume fluctuations, which have particularly impacted the market prices of equity securities of many companies providing technology-related products and services. The volatility in the stock market often has been unrelated to the operating performance of particular companies. Fluctuations in the market price of our common stock may cause you to lose some or all of your investment.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

   In recent years, our common stock has had limited trading activity. We cannot predict the extent to which investor interest in our stock will lead to the development of a more active trading market, how liquid that market might become or whether it will be sustained. As a result, sales of a substantial number of shares of our common stock in the public market following this offering, or the perception that such sales could occur, could cause the price of our common stock to decline. The number of shares of common stock available for sale in the public market is limited by restrictions under federal securities law and under lock-up agreements that the members of our Board of Directors, our executive officers and some of our stockholders have entered into with the underwriters. Those lock-up agreements restrict holders of approximately 22,452,480 shares of our common stock from selling, pledging or otherwise disposing of their shares for a period of 90 days after the date of this prospectus without the prior written consent of Thomas Weisel Partners LLC. However, Thomas Weisel Partners LLC may, in its sole discretion, release all or any portion of the common stock from the restrictions of the lock-up agreements at any time. Upon the expiration of the lock-up agreements, approximately 20,144,612 shares of our common stock previously covered by the lock-up agreements will be eligible for sale into the public market under Rule 144 of the Securities Act.

Anti-takeover provisions in our corporate documents may discourage or prevent a takeover.

   Provisions in our certificate of incorporation and our by-laws may have the effect of delaying or preventing an acquisition or merger in which we are acquired or a transaction that changes our Board of Directors. These provisions:

•	authorize the board to issue preferred stock without stockholder approval;

•	prohibit cumulative voting in the election of directors;

•	limit the persons who may call special meetings of stockholders; and

•	establish advance notice requirements for nominations for the election of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

The value of your investment in our common stock will be immediately and substantially diluted because the price you will pay for your shares in the offering is much greater than the tangible book value per share of our common stock.

   We currently have a negative tangible book value per share of $0.01, which represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding. As a result, if you pay $6.56 per share in this offering, your investment will be diluted by $5.18 per share and therefore, valued at only $1.38 per share. In the past, we have issued options and warrants to buy our common stock at prices below the offering price. You will experience further dilution to the extent that additional shares of our common stock are issued upon the exercise of outstanding stock options and warrants.